CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Sung Lee
(650) 524-7792

For Immediate Release

GILEAD SCIENCES ANNOUNCES FIRST QUARTER 2019 FINANCIAL RESULTS

- Product Sales of $5.2 billion -
- Diluted EPS of $1.54 per share -
- Non-GAAP Diluted EPS of $1.76 per share -
- Reiterates Full Year 2019 Guidance -

Foster City, CA, May 2, 2019 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the first quarter ended March 31, 2019. The financial results that follow represent a year-over-year comparison of the first quarter 2019 to the first quarter 2018. Total revenues were $5.3 billion in 2019 compared to $5.1 billion in 2018. Net income was $2.0 billion or $1.54 per diluted share in 2019 compared to $1.5 billion or $1.17 per diluted share in 2018. Non-GAAP net income was $2.3 billion or $1.76 per diluted share in 2019 compared to $2.0 billion or $1.48 per diluted share in 2018.

	Three Months Ended
	March 31,
(In millions, except per share amounts)	2019	2018
Product sales	$5,200	$5,001
Royalty, contract and other revenues	81	87
Total revenues	$5,281	$5,088

Net income attributable to Gilead	$1,975	$1,538
Non-GAAP net income	$2,258	$1,958

Diluted earnings per share	$1.54	$1.17
Non-GAAP diluted earnings per share	$1.76	$1.48
Product Sales
Total product sales for the first quarter of 2019 were $5.2 billion compared to $5.0 billion for the same period in 2018. Product sales for the first quarter of 2019 were $3.8 billion in the United States, $882 million in Europe and $522 million in other locations. Product sales for the first quarter of 2018 were $3.5 billion in the United States, $1.0 billion in Europe and $469 million in other locations.

___________________________________
Note: Non-GAAP financial information excludes acquisition-related, up-front collaboration, stock-based compensation and other expenses, fair value adjustments of equity securities and discrete tax charges or benefits associated with changes in tax related laws and guidelines. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8 through 10.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

May 2, 2019	2

•
HIV product sales were $3.6 billion for the first quarter of 2019 compared to $3.2 billion for the same period in 2018. The increase was primarily driven by higher sales volume as a result of the continued uptake of Biktarvy® (bictegravir 50 mg/emtricitabine 200 mg/tenofovir alafenamide 25 mg).

•
Chronic hepatitis C virus (HCV) product sales were $790 million for the first quarter of 2019 compared to $1.0 billion for the same period in 2018. The decline was primarily due to lower patient starts and competitive dynamics, including a decline in price in U.S. Medicare, in 2019.

•
Yescarta® (axicabtagene ciloleucel), which was approved in the United States in October 2017 and Europe in August 2018, generated $96 million in sales during the first quarter of 2019 compared to $40 million for the same period in 2018. The increase was driven by an increase in the number of therapies provided to patients.

•
Other product sales, which include products from Gilead’s chronic hepatitis B virus (HBV), cardiovascular, oncology and other categories inclusive of Vemlidy® (tenofovir alafenamide 25 mg), Viread® (tenofovir disoproxil fumarate 300 mg), Letairis® (ambrisentan 5 mg and 10 mg), Ranexa® (ranolazine 500 mg and 1000 mg), Zydelig® (idelalisib 150 mg) and AmBisome® (amphotericin B liposome for injection 50 mg/vial), were $696 million for the first quarter of 2019 compared to $745 million for the same period in 2018. The decrease was primarily due to the expected decline in Ranexa sales after generic entry in the first quarter of 2019.

Operating Expenses

	Three Months Ended
	March 31,
(In millions)	2019	2018
Research and development expenses (R&D)	$1,057	$937
Non-GAAP R&D expenses	$871	$814

Selling, general and administrative expenses (SG&A)	$1,030	$997
Non-GAAP SG&A expenses	$962	$884

During the first quarter of 2019, compared to the same period in 2018:

•
R&D expenses increased primarily due to up-front collaboration expenses and higher investments to support Gilead’s cell therapy programs partially offset by lower stock-based compensation expense. Stock-based compensation expense was higher for the first quarter of 2018 following the acquisition of Kite Pharma, Inc. (Kite).

•	Non-GAAP R&D expenses increased primarily due to higher investments to support Gilead’s cell therapy programs.

•
SG&A expenses increased primarily due to higher promotional expenses in the United States and expenses associated with the expansion of Gilead’s products in Europe and Japan, partially offset by lower stock-based compensation expense. Stock-based compensation expense was higher for the first quarter of 2018 following the acquisition of Kite.

•	Non-GAAP SG&A expenses increased primarily due to higher promotional expenses in the United States and expenses associated with the expansion of Gilead’s products in Europe and Japan.
Effective Tax Rate
The effective tax rate and non-GAAP effective tax rate in the first quarter of 2019 were 16.3% and 16.7% compared to 24.3% and 22.8% for the same period in 2018, respectively. The decreases were primarily due to favorable settlements with taxing authorities. For the full year 2019, Gilead reiterates its effective tax rate guidance and non-GAAP effective tax rate guidance to be in the range of 21.5% - 22.5% and 20.0% - 21.0%, respectively.

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May 2, 2019	3

Cash, Cash Equivalents and Marketable Debt Securities
As of March 31, 2019, Gilead had $30.1 billion of cash, cash equivalents and marketable debt securities, compared to $31.5 billion as of December 31, 2018. During the first quarter of 2019, Gilead generated $1.4 billion in operating cash flow, repaid $750 million of debt, paid cash dividends of $817 million and utilized $834 million on stock repurchases.
Full Year 2019 Guidance Reiterated
Gilead reiterates its full year 2019 guidance, initially provided on February 4, 2019. The guidance for product sales reflects the anticipated entry of generic versions of Letairis and Ranexa in the United States and the full year impact of generic products containing tenofovir disoproxil fumarate in certain European countries.

(In millions, except percentages and per share amounts)	Initially Provided February 4, 2019
Net Product Sales	$21,300 - $21,800
Non-GAAP
Product Gross Margin	85% - 87%
R&D Expenses	$3,600 - $3,800
SG&A Expenses	$3,900 - $4,100
Effective Tax Rate	20.0% - 21.0%
Diluted EPS Impact of Acquisition-related, Up-front Collaboration, Stock-based Compensation and Other Expenses	$1.40 - $1.50
Corporate Highlights, Including the Announcement of:

•
HepConnect, a five-year, multi-million dollar initiative aimed at addressing the sharp increase in chronic HCV infections fueled by the nation’s opioid crisis. In partnership with the Harm Reduction Coalition and local organizations, the initiative will support evidence-based solutions to meet the needs of people most affected by the opioid crisis in Indiana, Kentucky, North Carolina, Tennessee and West Virginia.

•	The departure of Alessandro Riva, MD, Executive Vice President, Oncology Therapeutics, who left Gilead to become CEO of another pharmaceutical company.

•
The Gilead HIV Age Positively initiative, which will provide $17.6 million in grants to 30 organizations in the United States. This effort aims to enhance the lives of individuals aging with HIV by focusing in three priority areas: improving care coordination, increasing resources for better well-being and educating and informing policies that impact people living and aging with HIV.

Product and Pipeline Updates, Including the Announcement of:
Inflammation Program

•
Week 24 results of FINCH 1, an ongoing, randomized, double-blind, placebo- and active-controlled Phase 3 study of filgotinib, an investigational, oral, selective JAK1 inhibitor, in adults with moderately-to-severely active rheumatoid arthritis (RA). FINCH 1 evaluated filgotinib versus adalimumab or placebo, on a stable background dose of methotrexate in patients with prior inadequate response to methotrexate. The study achieved its primary endpoint for both doses of filgotinib in the proportion of patients achieving an American College of Rheumatology 20% response (ACR20) compared to placebo at week 12.

•
Week 24 results of FINCH 3, an ongoing, randomized, double-blind, active-controlled Phase 3 study of filgotinib in adults with moderately-to-severely active RA. FINCH 3 evaluated filgotinib in combination with methotrexate (MTX) and as monotherapy in MTX-naïve patients. The study achieved its primary endpoint in the proportion of patients achieving an ACR20 response at week 24. The proportion of patients achieving the

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May 2, 2019	4

primary endpoint of ACR20 response at week 24 was significantly higher for filgotinib 200 mg plus MTX and filgotinib 100 mg plus MTX compared with MTX alone.

•
Interim safety information from four studies of filgotinib for the treatment of RA. The data include 24 week results of the ongoing Phase 3 FINCH 1, 2 and 3 trials and updated week 156 safety data from the Phase 2b DARWIN 3 long-term extension study in patients with RA.

HIV and Liver Diseases Programs

•
Data from Gilead’s research and development programs in nonalcoholic steatohepatitis (NASH), primary sclerosing cholangitis and viral hepatitis presented at The International Liver CongressTM 2019 in Vienna, Austria. These data reflect Gilead’s ongoing focus and commitment to advancing research and patient care across the field of liver disease.

•	Approval by Japan’s Ministry of Health, Labour and Welfare (MHLW) of Biktarvy for the treatment of HIV-1 infection.

•	The presentation of data at the 2019 Conference on Retroviruses and Opportunistic Infections, which included:

◦
Results from the DISCOVER trial, a two-year Phase 3 randomized, controlled, double-blind study evaluating the safety and efficacy of the investigational use of once-daily Descovy® (emtricitabine 200 mg/tenofovir alafenamide 25 mg) for HIV pre-exposure prophylaxis (PrEP), compared with Truvada® (emtricitabine 200 mg and tenofovir disoproxil fumarate 300 mg) for PrEP, in men who have sex with men and transgender women at risk for sexually acquired HIV infection. In the trial, Descovy achieved the primary efficacy endpoint and demonstrated non-inferiority to Truvada. Statistically significant advantages with respect to bone and renal laboratory parameters were observed for participants receiving Descovy as compared with those receiving Truvada.

◦	Results from a Phase 2/3 study at 48 weeks, evaluating the efficacy and safety of Biktarvy in virologically suppressed adolescents and children at least 6 years of age who are living with HIV.

◦
Results from two studies evaluating the resistance profile of Biktarvy in virologically suppressed adults switching from dolutegravir/abacavir/lamivudine or a boosted protease inhibitor-based regimen for the treatment of HIV-1.

◦
Results from two studies that support the further development of GS-6207, an investigational, novel, selective, first-in-class inhibitor of HIV-1 capsid function, for potential future use as part of long-acting HIV combination therapy. Interim blinded data from a Phase 1 study in healthy trial participants demonstrated that single doses of GS-6207 of up to 450 mg, administered subcutaneously, achieved sustained concentration levels and were well-tolerated.

•
Results from STELLAR-4, a Phase 3, randomized, double-blind, placebo-controlled study evaluating the safety and efficacy of selonsertib, an investigational, once-daily, oral inhibitor of apoptosis signal-regulating kinase 1, in patients with compensated cirrhosis (F4) due to NASH, did not meet the pre-specified week 48 primary endpoint of a ≥ 1-stage histologic improvement in fibrosis without worsening of NASH.

•
Approval by Japan’s MHLW of Epclusa® (sofosbuvir 400 mg/velpatasvir 100 mg) for adults with chronic HCV infection with decompensated cirrhosis and for patients with chronic HCV infection without cirrhosis or with compensated cirrhosis who have had prior treatment with a direct-acting antiviral therapy.

•	Licensing agreement and collaboration agreement with Yuhan Corporation to co-develop novel therapeutic candidates for the treatment of advanced fibrosis due to NASH.
Non-GAAP Financial Information
The information presented in this document has been prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise noted as non-GAAP. Management believes non-GAAP information is useful for investors, when considered in conjunction with Gilead’s GAAP financial information, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of

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May 2, 2019	5

Gilead’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in the same industry. A reconciliation between GAAP and non-GAAP financial information is provided in the tables on pages 8 through 10.
Conference Call
At 4:30 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss the company’s financial results for the first quarter 2019 and provide a business update. The live webcast of the call can be accessed at Gilead’s Investor page at http://investors.gilead.com/. Please connect to Gilead’s website at least 15 minutes prior to the start of the call to allow adequate time for any software download that may be required to listen to the webcast. Alternatively, please call 877-359-9508 (U.S.) or 224-357-2393 (international) and dial the conference ID 5259422 to access the call. Telephone replay will be available approximately two hours after the call through 8:00 p.m. Eastern Time, May 4, 2019. To access the replay, please call 855-859-2056 (U.S.) or 404-537-3406 (international) and dial the conference ID 5259422. The webcast will be archived on www.gilead.com for one year.
About Gilead Sciences
Gilead Sciences, Inc. is a research-based biopharmaceutical company that discovers, develops and commercializes innovative medicines in areas of unmet medical need. The company strives to transform and simplify care for people with life-threatening illnesses around the world. Gilead has operations in more than 35 countries worldwide, with headquarters in Foster City, California.
Forward-Looking Statement
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2019 financial results; Gilead’s ability to sustain growth in revenues for its antiviral and other programs; the risk that private and public payers may be reluctant to provide, or continue to provide, coverage or reimbursement for new products; austerity measures in European countries that may increase the amount of discount required on Gilead’s products; an increase in discounts, chargebacks and rebates due to ongoing contracts and future negotiations with commercial and government payers; a larger than anticipated shift in payer mix to more highly discounted payer segments and geographic regions and decreases in treatment duration; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchase driven by federal and state grant cycles as well as purchase by retail pharmacies and other non-wholesaler locations with whom we have no inventory management agreements may not mirror patient demand and may cause fluctuations in Gilead’s earnings; market share and price erosion caused by the introduction of generic versions of our products; an uncertain global macroeconomic environment; potential amendments to the Affordable Care Act or other government action that could have the effect of lowering prices or reducing the number of insured patients; Gilead’s ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to realize the potential benefits of collaborations, including with Yuhan Corporation; Gilead’s ability to submit new drug applications for new product candidates in the timelines currently anticipated; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products; Gilead’s ability to successfully commercialize its products, including Yescarta; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including filgotinib, selonsertib and GS-6207; Gilead’s ability to pay dividends or complete its share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission (the SEC). In addition, Gilead makes estimates

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May 2, 2019	6

and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. There may be other factors of which Gilead is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ significantly from these estimates. Further, results for the quarter ended March 31, 2019 are not necessarily indicative of operating results for any future periods. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Annual Report on Form 10-K for the year ended December 31, 2018 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead and Gilead assumes no obligation to update or supplement any such forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in its business, including the following: GILEAD®, GILEAD SCIENCES®, AMBISOME®, ATRIPLA®, BIKTARVY®, CAYSTON®, COMPLERA®, DESCOVY®, EMTRIVA®, EPCLUSA®, EVIPLERA®, GENVOYA®, HARVONI®, HEPSERA®, LETAIRIS®, ODEFSEY®, RANEXA®, SOVALDI®, STRIBILD®, TRUVADA®, TRUVADAFORPREP®, TYBOST®, VEMLIDY®, VIREAD®, VOSEVI®, YESCARTA® and ZYDELIG®.
LEXISCAN® is a registered trademark of Astellas U.S. LLC. MACUGEN® is a registered trademark of Eyetech, Inc. SYMTUZA® is a registered trademark of Janssen Sciences Ireland UC. TAMIFLU® is a registered trademark of Hoffmann-La Roche Inc.
For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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May 2, 2019	7

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in millions, except per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Revenues:
Product sales	$5,200	$5,001
Royalty, contract and other revenues	81	87
Total revenues	5,281	5,088
Costs and expenses:
Cost of goods sold	957	1,001
Research and development expenses	1,057	937
Selling, general and administrative expenses	1,030	997
Total costs and expenses	3,044	2,935
Income from operations	2,237	2,153
Interest expense	(254)	(290)
Other income (expense), net	367	170
Income before provision for income taxes	2,350	2,033
Provision for income taxes	382	494
Net income	1,968	1,539
Net income (loss) attributable to noncontrolling interest	(7)	1
Net income attributable to Gilead	$1,975	$1,538

Net income per share attributable to Gilead common stockholders - basic	$1.55	$1.18
Shares used in per share calculation - basic	1,276	1,307
Net income per share attributable to Gilead common stockholders - diluted	$1.54	$1.17
Shares used in per share calculation - diluted	1,283	1,320
Cash dividends declared per share	$0.63	$0.57

May 2, 2019	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Cost of goods sold reconciliation:
GAAP cost of goods sold	$957	$1,001
Acquisition-related – amortization of purchased intangibles	(283)	(301)
Stock-based compensation expenses(1)	(14)	(13)
Non-GAAP cost of goods sold	$660	$687

Product gross margin reconciliation:
GAAP product gross margin	81.6%	80.0%
Acquisition-related – amortization of purchased intangibles	5.4%	6.0%
Stock-based compensation expenses(1)	0.3%	0.3%
Non-GAAP product gross margin	87.3%	86.3%

Research and development expenses reconciliation:
GAAP research and development expenses	$1,057	$937
Up-front collaboration expenses	(126)	—
Acquisition-related – other costs	—	(16)
Stock-based compensation expenses(1)	(61)	(103)
Other(2)	1	(4)
Non-GAAP research and development expenses	$871	$814

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$1,030	$997
Acquisition-related – other costs	—	(6)
Stock-based compensation expenses(1)	(68)	(104)
Other(2)	—	(3)
Non-GAAP selling, general and administrative expenses	$962	$884

Operating margin reconciliation:
GAAP operating margin	42.4%	42.3%
Up-front collaboration expenses	2.4%	—%
Acquisition-related – amortization of purchased intangibles	5.4%	5.9%
Acquisition-related – other costs	—%	0.4%
Stock-based compensation expenses(1)	2.7%	4.3%
Other(2)	—%	0.1%
Non-GAAP operating margin(3)	52.8%	53.1%

Other income (expense), net reconciliation:
GAAP other income (expense), net	$367	$170
Unrealized gains from equity securities, net	(197)	(45)
Non-GAAP other income (expense), net	$170	$125

May 2, 2019	9

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in millions, except percentages and per share amounts)

	Three Months Ended
	March 31,
	2019	2018
Effective tax rate reconciliation:
GAAP effective tax rate	16.3%	24.3%
Up-front collaboration expenses	0.3%	—%
Acquisition-related – amortization of purchased intangibles	(1.0)%	(2.3)%
Acquisition-related – other costs	—%	(0.1)%
Stock-based compensation expenses(1)	0.1%	0.3%
Unrealized gains from equity securities, net	1.1%	0.6%
Non-GAAP effective tax rate(3)	16.7%	22.8%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead	$1,975	$1,538
Up-front collaboration expenses	98	—
Acquisition-related – amortization of purchased intangibles	260	281
Acquisition-related – other costs	—	18
Stock-based compensation expenses(1)	117	160
Unrealized gains from equity securities, net	(191)	(45)
Other(2)	(1)	6
Non-GAAP net income attributable to Gilead	$2,258	$1,958

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.54	$1.17
Up-front collaboration expenses	0.08	—
Acquisition-related – amortization of purchased intangibles	0.20	0.21
Acquisition-related – other costs	—	0.01
Stock-based compensation expenses(1)	0.09	0.12
Unrealized gains from equity securities, net	(0.15)	(0.03)
Non-GAAP diluted earnings per share	$1.76	$1.48

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$297	$314
Research and development expenses adjustments	186	123
Selling, general and administrative expenses adjustments	68	113
Other income (expense), net adjustments	(197)	(45)
Total non-GAAP adjustments before tax	354	505
Income tax effect	(71)	(85)
Total non-GAAP adjustments after tax	$283	$420
____________________
Notes:
(1) The period-over-period decrease was primarily due to stock-based compensation expenses incurred in the first quarter of 2018 associated with Gilead’s acquisition of Kite
(2) Amounts represent restructuring, contingent consideration and/or other individually insignificant amounts
(3) Amounts may not sum due to rounding

May 2, 2019	10

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP 2019 FULL YEAR GUIDANCE
(unaudited)
(in millions, except percentages and per share amounts)

Initially Provided February 4, 2019 Reiterated May 2, 2019
Projected product gross margin GAAP to non-GAAP reconciliation:
GAAP projected product gross margin	80% - 81%
Acquisition-related expenses	5% - 6%
Non-GAAP projected product gross margin(1)	85% - 87%

Projected research and development expenses GAAP to non-GAAP reconciliation:
GAAP projected research and development expenses	$4,195 - $4,480
Stock-based compensation expenses	(345) - (380)
Up-front collaboration expenses	(250) - (300)
Non-GAAP projected research and development expenses	$3,600 - $3,800

Projected selling, general and administrative expenses GAAP to non-GAAP reconciliation:
GAAP projected selling, general and administrative expenses	$4,255 - $4,490
Stock-based compensation expenses	(355) - (390)
Non-GAAP projected selling, general and administrative expenses	$3,900 - $4,100

Projected effective tax rate GAAP to non-GAAP reconciliation:
GAAP projected effective tax rate (2)	21.5% - 22.5%
Tax rate effect of adjustments noted above (2)	(1.5%) - (1.5%)
Non-GAAP projected effective tax rate	20.0% - 21.0%

Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(2):
Acquisition-related expenses / up-front collaboration expenses	$0.93 - $0.97
Stock-based compensation expenses	$0.47 - $0.53
Projected diluted EPS impact of acquisition-related, up-front collaboration, stock-based compensation and other expenses(2)	$1.40 - $1.50
____________________
Notes:
(1) Total stock-based compensation expenses have a less than one percent impact on non-GAAP projected product gross margin
(2) Excludes fair value adjustments of equity securities and the associated income tax effect, as Gilead is unable to project future fair value adjustments, and other discrete tax charges or benefits

May 2, 2019	11

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	March 31,	December 31,
	2019	2018

Cash, cash equivalents and marketable securities	$30,125	$31,512
Accounts receivable, net	3,283	3,327
Inventories	898	814
Property, plant and equipment, net	4,116	4,006
Intangible assets, net	15,438	15,738
Goodwill	4,117	4,117
Other assets	4,860	4,161
Total assets	$62,837	$63,675

Current liabilities	$9,397	$10,605
Long-term liabilities	31,349	31,536
Stockholders’ equity(1)	22,091	21,534
Total liabilities and stockholders’ equity	$62,837	$63,675
____________________
Note:
(1) As of March 31, 2019, there were 1,274 million shares of common stock issued and outstanding

May 2, 2019	12

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2019	2018

Atripla – U.S.	$133	$228
Atripla – Europe	16	51
Atripla – Other International	22	35
	171	314

Biktarvy – U.S.	739	35
Biktarvy – Europe	48	—
Biktarvy – Other International	6	—
	793	35

Complera / Eviplera – U.S.	44	67
Complera / Eviplera – Europe	62	109
Complera / Eviplera – Other International	9	14
	115	190

Descovy – U.S.	233	274
Descovy – Europe	68	75
Descovy – Other International	41	12
	342	361

Genvoya – U.S.	728	853
Genvoya – Europe	193	186
Genvoya – Other International	94	43
	1,015	1,082

Odefsey – U.S.	282	279
Odefsey – Europe	106	58
Odefsey – Other International	9	5
	397	342

Stribild – U.S.	67	133
Stribild – Europe	18	29
Stribild – Other International	11	12
	96	174

Truvada – U.S.	551	507
Truvada – Europe	33	97
Truvada – Other International	22	48
	606	652

Other HIV(1) – U.S.	11	9
Other HIV(1) – Europe	1	1
Other HIV(1) – Other International	5	3
	17	13

Revenue share – Symtuza(2) – U.S.	42	—
Revenue share – Symtuza(2) – Europe	24	7
	66	7

Total HIV – U.S.	2,830	2,385
Total HIV – Europe	569	613
Total HIV – Other International	219	172
	3,618	3,170

AmBisome – U.S.	8	17
AmBisome – Europe	57	56
AmBisome – Other International	28	34
	93	107

May 2, 2019	13

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY - (Continued)
(unaudited)
(in millions)

	Three Months Ended
	March 31,
	2019	2018

Ledipasvir/Sofosbuvir(3) – U.S.	$117	$234
Ledipasvir/Sofosbuvir(3) – Europe	27	56
Ledipasvir/Sofosbuvir(3) – Other International	81	58
	225	348

Letairis – U.S.	197	204

Ranexa – U.S.	155	195

Sofosbuvir/Velpatasvir(4) – U.S.	230	269
Sofosbuvir/Velpatasvir(4) – Europe	154	198
Sofosbuvir/Velpatasvir(4) – Other International	107	69
	491	536

Vemlidy – U.S.	65	47
Vemlidy – Europe	4	3
Vemlidy – Other International	32	8
	101	58

Viread – U.S.	12	7
Viread – Europe	14	30
Viread – Other International	46	60
	72	97

Vosevi – U.S.	45	86
Vosevi – Europe	16	16
Vosevi – Other International	2	5
	63	107

Yescarta – U.S.	90	40
Yescarta – Europe	6	—
Yescarta – Other International	—	—
	96	40

Zydelig – U.S.	11	14
Zydelig – Europe	15	18
Zydelig – Other International	1	1
	27	33

Other(5) – U.S.	36	29
Other(5) – Europe	20	15
Other(5) – Other International	6	62
	62	106

Total product sales – U.S.	3,796	3,527
Total product sales – Europe	882	1,005
Total product sales – Other International	522	469
	$5,200	$5,001
____________________
Notes:
(1) Includes Emtriva and Tybost
(2) Represents Gilead’s revenue from cobicistat (C), emtricitabine (FTC) and tenofovir alafenamide (TAF) in Symtuza (darunavir/C/FTC/TAF), a fixed dose combination product commercialized by Janssen Sciences Ireland UC

(3) Amounts consist of sales of Harvoni and the authorized generic version of Harvoni sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(4) Amounts consist of sales of Epclusa and the authorized generic version of Epclusa sold by Gilead’s separate subsidiary, Asegua Therapeutics LLC
(5) Includes Cayston, Hepsera and Sovaldi